Exhibit 5.1

King & Spalding LLP 1100 Louisiana, Suite 4000 Houston, TX 77002-5213 Tel: +1 713 751 3200 Fax: +1 713 751 3290 www.kslaw.com

January 9, 2018

NextDecade Corporation 3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380

Re: NextDecade Corporation – Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to NextDecade Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and sale by the Company of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) having an aggregate public offering price of up to $100,000,000.

In connection with the opinions expressed herein, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to the opinions hereinafter set forth, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. The opinions are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that any shares of Common Stock, when (a) the terms of their issuance and sale have been duly authorized and established and (b) delivered

NextDecade Corporation

January 9, 2018

to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ King & Spalding LLP